                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 2)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 3, 1996




                             FUQUA ENTERPRISES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                     0-10583                                13-1988043
-------------------------------              -----------------------           ------------------------------------
(State or other jurisdiction of              (Commission File Number)          (I.R.S. Employer Identification No.)
         incorporation)





                         One Atlantic Center, Suite 5000
             1201 W. Peachtree Street, N.W., Atlanta, Georgia 30309
             ------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 404-815-2000
                                                           -------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

         The audited financial statements for each of the three years in the period ended December 31, 1995 and the unaudited financial statements for the three months ended March 31, 1996 of the Lumex Division of Lumex, Inc.
(the "Lumex Division") are included herein.

         (b)      Unaudited Pro Forma Financial Information.

         The unaudited Pro Forma Condensed Statements of Operations for the three months ended March 31, 1996 and for the year ended December 31, 1995 give effect to the acquisition by Fuqua Enterprises, Inc. ("Fuqua") through its wholly-owned subsidiaries, Lumex Medical Products, Inc. and MUL Acquisition Corp. II, of the Lumex Division (the "Acquisition") as if the Acquisition was consummated on January 1, 1996 and January 1, 1995, respectively. The unaudited Pro Forma Condensed Balance Sheet at March 31, 1996 gives effect to the Acquisition as if the Acquisition was consummated on March 31, 1996. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995 also gives effect to the November 1995 acquisition of all of the outstanding shares of capital stock of Basic American Medical Products, Inc. and to the December 1995 sale of 100% of the stock of American Southern Insurance Company as if those transactions had been consummated on January 1, 1995. The unaudited pro forma information should be read in conjunction with the following: (a) the consolidated financial statements of Fuqua which are included in Fuqua's Form 10-K for the year ended December 31, 1996, which is expected to be filed on or before March 24, 1997, (b) the condensed consolidated financial statements included in Fuqua's quarterly report on Form 10-Q for the quarter ended March 31, 1996, (c) Fuqua's Current Report on Form 8-K, dated April 3, 1996, and (d) the audited financial statements for each of the three years in the period ended December 31, 1995 and the unaudited financial statements of the Lumex Division for the three months ended March 31, 1996 included in this Current Report on Form 8-K/A. The unaudited pro forma financial information contained herein is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur as a result of the Acquisition.

         (c)      Exhibits.

                  23       Consent of Independent Auditors

                                                                       Item 7(a)


                              FINANCIAL STATEMENTS

                          LUMEX DIVISION OF LUMEX, INC.

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                              AND UNAUDITED FOR THE
                     THREE MONTHS ENDED WITH MARCH 31, 1996

                         REPORT OF INDEPENDENT AUDITORS

                                                                      Item 7(a)


                          LUMEX DIVISION OF LUMEX, INC.

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

             AND UNAUDITED FOR THE THREE MONTHS ENDED MARCH 31, 1996
--------------------------------------------------------------------------------

                                  CONTENTS

                                                                      PAGE
                                                                       NO.
                                                                      ----
Report of Independent Auditors....................................     5

Financial Statements:
     Balance Sheets...............................................     6
     Statements of Operations.....................................     7
     Statements of Cash Flows.....................................     8
     Notes to Financial Statements................................     9

Unaudited ProForma Financial Information..........................    14

                                                                     Item 7(a)


                         REPORT OF INDEPENDENT AUDITORS




Fuqua Enterprises, Inc.


We have audited the accompanying balance sheets of the Lumex Division of Lumex, Inc. (the "Lumex Division") as of December 31, 1995 and 1994, and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of, and all references to management in the accompanying footnotes refer to, the management of Fuqua Enterprises, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Lumex Division at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                      ERNST & YOUNG LLP





New York, New York
March 13, 1996, except for Note 1,
as to which the date is
March 13, 1997

                                                                      Item 7(a)


                          LUMEX DIVISION OF LUMEX, INC.

                                 BALANCE SHEETS

--------------------------------------------------------------------------------


                                                      MARCH 31,         DECEMBER 31,       DECEMBER 31,
                                                        1996               1995                1994
                                                   ---------------------------------------------------
                                                     (Unaudited)
ASSETS
Cash and cash equivalents                          $       7,182      $       7,184       $      4,927

Trade accounts receivable                             10,229,774         12,281,563         11,295,873

Inventories                                           10,390,732          9,410,029          5,410,024

Net lease receivables                                  2,878,099          3,298,111          1,603,271

Prepaid expenses and other current assets                576,113            532,522          1,219,479
                                                   ---------------------------------------------------
         Total Current Assets                         24,081,900         25,529,409         19,533,574

Property, plant and equipment
  Land                                                   308,594            308,594            308,594
  Buildings and improvements                          10,275,867          9,748,671          7,159,034
  Machinery and equipment                             15,012,948         14,633,519         11,401,736

  Construction in progress                                     -            230,913             97,662
                                                   ---------------------------------------------------
                                                      25,597,409         24,921,697         18,967,026

    Less accumulated depreciation                    (12,627,735)       (12,163,167)       (10,427,990)
                                                   ---------------------------------------------------
Net property, plant and equipment                     12,969,674         12,758,530          8,539,036

Net lease receivables                                  3,545,736          6,807,398          6,311,204

Intangible assets, less accumulated
   amortization of $2,703,001, $2,630,174
   and $1,777,750, respectively                        1,761,301          4,862,776          2,362,193


Other                                                    235,181            232,522             52,517
                                                   ---------------------------------------------------

Total Assets                                       $  42,593,792      $  50,190,635       $ 36,798,524
                                                   ---------------------------------------------------


LIABILITIES AND PARENT COMPANY'S EQUITY
    AND ADVANCES, NET
Accounts payable                                   $   6,750,294      $   8,277,504       $  5,555,212


Accrued liabilities                                    4,866,176          5,053,803          4,153,257
                                                   ---------------------------------------------------
         Total Current Liabilities                    11,616,470         13,331,307          9,708,469


Parent Company's Equity and Advances, Net             30,977,322         36,859,328         27,090,055
                                                   ---------------------------------------------------
Total Liabilities and Parent Company's

  Equity and Advances, Net                         $  42,593,792      $  50,190,635       $ 36,798,524
                                                   ===================================================



See accompanying notes to financial statements.

                                                                      Item 7(a)


                          LUMEX DIVISION OF LUMEX, INC.

                            STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                   THREE MONTHS ENDED
                                       MARCH 31,                             YEAR ENDED DECEMBER 31,
                                          1996                     1995               1994             1993
                                   -----------------------------------------------------------------------------
                                      (Unaudited)
Net sales                            $  13,570,190          $  60,590,972       $   60,777,293     $  54,188,695

Costs and Expenses:
  Costs of sales                        11,207,393             41,902,102           40,203,960        34,907,042
  Shipping                                 843,874              3,420,064            3,259,905         2,937,482
  Selling                                1,428,520              6,921,030            6,439,939         5,746,782
  Marketing                                564,716              2,942,021            3,058,884         2,728,101
  Product development                      230,047              2,019,318              783,208           961,013
  Administrative                         7,313,820              4,708,558            4,013,040         3,890,393
  Other (income)                          (394,460)              (874,720)            (510,300)          (49,499)

  Provision for environmental costs              -                      -                    -         2,000,000

                                   -----------------------------------------------------------------------------
     Total Costs and Expenses           21,193,910             61,038,373           57,248,636        53,121,314
                                   -----------------------------------------------------------------------------
(Loss) Income Before
     Income Taxes                       (7,623,720)              (447,401)           3,528,657         1,067,381
Income Tax (Provision)

     Benefit                             3,049,488                178,960           (1,411,462)         (426,952)
                                   -----------------------------------------------------------------------------

Net (Loss) Income                    $  (4,574,232)         $    (268,441)      $    2,117,195     $     640,429
                                   =============================================================================






See accompanying notes to financial statements.

                                                                     Item 7(a)



                          LUMEX DIVISION OF LUMEX, INC.

                            STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                              THREE MONTHS ENDED
                                                   MARCH 31,                    YEAR ENDED DECEMBER 31,
                                                    1996               1995            1994            1993
                                              -----------------------------------------------------------------
                                                 (Unaudited)
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net (loss) income                              $ (4,574,232)     $   (268,441)     $  2,117,195     $   640,429
Noncash items included in net
  (loss) income:
  Depreciation and amortization                     766,005         2,590,748         1,568,912       1,256,338
  Write-off of intangible assets                  2,964,117           900,000                 -               -
  Write-off of lease receivables                  3,397,382         3,359,868                 -               -
  Warranty provision                                543,000           107,000                 -               -
  Write-off of trade accounts
         receivable                                 222,500                 -                 -               -
Changes in operating assets and
  liabilities:
  Accounts receivable                             1,829,289          (985,690)       (2,250,944)       (716,202)
  Inventories                                    (1,203,571)       (4,000,005)       (1,172,839)        845,387
  Other current assets                              (43,591)          686,957            (1,580)       (868,123)
  Lease receivables                                 420,012        (1,694,840)         (889,439)       (713,832)
  Accounts payable                               (1,527,210)        2,722,292           254,405       1,734,149

  Accrued liabilities                              (730,627)          793,546        (2,264,865)      3,869,059
                                               ----------------------------------------------------------------
Net Cash (Used in) Provided
    By Operating Activities                       2,063,074         4,211,435        (2,639,155)      6,047,205

CASH FLOWS FROM
  INVESTING ACTIVITIES
Purchases of property, plant and
  equipment                                        (675,712)       (5,957,818)       (1,527,959)     (1,485,175)

Increase in intangible assets                      (164,079)       (4,253,007)         (665,475)       (114,132)
                                               ----------------------------------------------------------------
Net Cash Used In

Investing Activities                               (839,791)      (10,210,825)       (2,193,434)     (1,599,307)
                                               ----------------------------------------------------------------
CASH FLOWS FROM
  FINANCING ACTIVITIES
Parent company advances, net                     (1,307,774)       10,037,714         9,489,420      (2,756,087)
Increase in lease receivables                        87,148        (3,856,062)       (4,702,757)     (1,608,447)

Other                                                (2,659)         (180,005)           45,158         (84,325)
                                               ----------------------------------------------------------------
Net Cash (Used in) Provided By

  Financing Activities                           (1,223,285)        6,001,647         4,831,821       4,448,859
                                               ----------------------------------------------------------------
Net (Decrease) Increase In Cash
  And Cash Equivalents                                   (2)            2,257              (768)           (961)
Cash And Cash Equivalents at

  Beginning of Period                                 7,184             4,927             5,695           6,656
                                               ----------------------------------------------------------------
Cash And Cash Equivalents

  at End of Period                             $      7,182      $      7,184      $      4,927     $     5,695
                                               ================================================================


See accompanying notes to financial statements.

                                                                      Item 7(a)

                          LUMEX DIVISION OF LUMEX, INC.

                          NOTES TO FINANCIAL STATEMENTS
 (INFORMATION PERTAINING TO THE FINANCIAL STATEMENTS AT MARCH 31, 1996 AND FOR
                      THE PERIOD THEN ENDED IS UNAUDITED)
--------------------------------------------------------------------------------

1.   ACQUISITION AND BASIS OF PRESENTATION

     On April 3, 1996, Fuqua Enterprises, Inc. ("Fuqua") acquired the Lumex Division of Lumex, Inc. for approximately $40,700,000 in cash, subject to a final purchase price adjustment as provided in the asset sale agreement.

     The 1995 financial statements include charges totaling $3,045,000 which relate to trade accounts and lease receivables ($1,904,000), warranty reserves ($107,000), intangible assets ($900,000) and inventory obsolescence ($134,000). Subsequent to March 13, 1996, these charges were determined appropriate to be included in the 1995 financial statements.

     The accompanying financial statements reflect the financial position and results of operations and cash flows of the Lumex Division of Cybex International, Inc. (formerly Lumex Inc., the "Parent") and the lease receivables related to low air loss bed systems sold by the Lumex Division and financed by Cybex Financial Corp., an affiliated company (collectively, the "Lumex Division") and have been prepared to meet the requirements of Regulation S-X for the financial statements of a business acquired. These financial statements do not reflect any adjustments related to the Fuqua allocation of the purchase price which Fuqua paid for the Lumex Division.

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

     The Lumex Division develops and markets a wide range of health care products including specialty seating, bath safety, mobility products, health care beds and therapeutic support systems for the acute, long-term and home care markets.

     Cash and cash equivalents: All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

     Inventories: Inventories are stated at the lower of cost or market. Inventory costs have been determined by the last-in first-out (LIFO) method.

     Property, plant and equipment: Property, plant and equipment, including expenditures for renewals and betterments, are recorded at cost. Depreciation is computed using the straight-line method over the assets estimated useful lives (buildings-40 years; building improvements-15 years; machinery and equipment-3 to 10 years).

     Intangibles: Intangibles consist principally of patents, excess cost over assets acquired and trademarks which are recorded at cost and amortized over the estimated useful lives by the straight-line method for periods ranging from 5 to 30 years. The amounts of recorded intangibles determined to be unrecoverable are charged to results of operations in the period such determination is made (See Note 7).

     Advertising costs: The Lumex Division expenses advertising costs when incurred. The amounts of such costs were insignificant in each of the periods presented in these financial statements.

     Revenue recognition: Sales are recorded when goods are shipped.

     Product development: Product development costs are expensed as they are incurred. During 1995, the Lumex Division expensed $900,000 of the amounts paid to Airbed Corporation, representing purchased research and development costs.

     Income taxes: The Lumex Division's deferred tax assets/liabilities are recorded at the Parent Company level. The provision/benefit for income taxes has been determined on a Lumex Division stand alone basis.

                                                                      Item 7(a)

                          LUMEX DIVISION OF LUMEX, INC.

                          NOTES TO FINANCIAL STATEMENTS
  (INFORMATION PERTAINING TO THE FINANCIAL STATEMENTS AT MARCH 31, 1996 AND FOR
                       THE PERIOD THEN ENDED IS UNAUDITED)
--------------------------------------------------------------------------------


     Recent pronouncements: In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Lumex Division adopted SFAS 121 in the first quarter of 1996. The adoption of SFAS 121 did not impact the financial results of the Lumex Division. As described in Note 7, the $2,864,000 adjustment to certain intangibles in the first quarter of 1996 was required by generally accepted accounting principles which applied before the adoption of SFAS 121.

     Allocation of corporate charges: The Lumex Division's financial statements reflect operating expenses incurred by the Parent which have been allocated to the Lumex Division for each of the periods presented. These allocated expenses represent costs for executive management services and were determined based on the proportion of the Lumex Division sales and staff levels to the total incurred by Parent on a consolidated basis for 1993 and 1994. For the calendar year 1995, the Parent modified the method of estimating the amount to be allocated to reflect the expenses that would be incurred by the Lumex Division on a stand alone basis. The amounts allocated to the Lumex Division were $135,682, $781,143 and $820,730 for December 31, 1995, 1994 and 1993, respectively.

     Parent Company's Equity and Advances, Net: The Parent Company's Equity and Advances, Net, represents the Parent's accumulated equity in the Lumex Division as well as the net payable/receivable balances due to/from the Parent resulting from cash transfers and allocated expenses.

     Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates and such differences may be material to the financial statements.

3.   LEASES

     As Lessor: The Lumex Division offers lease financing to distributors of its low air loss bed systems under the terms of either a fixed payment lease or shared revenue lease contract, both of which are accounted for as sales type leases. Standard lease contracts contain fixed monthly payments and are generally for 36-48 months at which time title transfers to the lessee. Under shared revenue lease contracts the lessee pays the greater of a fixed percentage of monthly revenue collected from rentals of the equipment or a minimum monthly payment. Shared revenue lease contracts are generally for 60 months at which time title does not pass to the lessee. Leases are secured by the equipment leased including any revenues derived therefrom. Lease receivables at December 31, 1995 and 1994 and March 31, 1996 was comprised of the following:

                                                                MARCH 31,                   DECEMBER 31,
                                                                  1996                1995                1994
                                                            ------------------------------------------------------
     Gross minimum lease payments receivable                $  16,615,724        $ 17,168,793        $  10,830,660
     Less unearned interest income                             (3,307,398)         (3,576,172)          (2,649,240)
     Less reserve for returns                                  (6,034,382)         (2,799,000)                   -
     Less allowance for uncollectible accounts
          and lease receivables                                  (850,109)           (688,112)            (266,945)
                                                            -------------        ------------         ------------
                                                                6,423,835          10,105,509            7,914,475
     Current portion                                           (2,878,099)         (3,298,111)          (1,603,271)
                                                            -------------        ------------         ------------
     Non-current portion                                    $   3,545,736        $  6,807,398        $   6,311,204
                                                            -------------        ------------         ------------

                                                                     Item 7(a)

                          LUMEX DIVISION OF LUMEX, INC.

                          NOTES TO FINANCIAL STATEMENTS
  (INFORMATION PERTAINING TO THE FINANCIAL STATEMENTS AT MARCH 31, 1996 AND FOR
                       THE PERIOD THEN ENDED IS UNAUDITED)
--------------------------------------------------------------------------------



     Gross minimum lease payments receivable are as follows:

                                YEAR ENDING
                                DECEMBER 31,                        TOTAL
                                ------------                        -----
                                      1996                     $   4,241,969
                                      1997                         4,293,068
                                      1998                         4,189,388
                                      1999                         3,122,378
                                      2000                         1,252,162
                                Thereafter                            69,828
                                                               -------------
                                                               $  17,168,793
                                                               -------------


     As Lessee: The Lumex Division has lease commitments expiring at various dates through 2000, principally for facilities and data processing equipment under non-cancelable operating leases. Future minimum payments under these leases are as follows:

                                  YEAR ENDING
                                  DECEMBER 31,                     TOTAL
                                  ------------                     -----
                                      1996                     $     645,829
                                      1997                           506,675
                                      1998                           472,620
                                      1999                           471,072
                                      2000                           292,284
                                                               -------------
                                                               $   2,388,480
                                                               -------------


     Rent expense under operating leases for the years 1995, 1994 and 1993 was $458,406, $335,448 and $316,782, respectively, and for the three months ended March 31, 1996 was $173,640.

4.   OTHER INFORMATION

     Receivables: Trade accounts receivable are stated net of allowances for doubtful accounts of $195,983 at December 31, 1995 and $106,449 at December 31, 1994 and $440,344 at March 31, 1996. The provision for bad debts for the years ended December 31, 1995, 1994 and 1993 was $158,822, $236,414 and
     $81,498, respectively, and was $327,851 for the three months ended March 31, 1996.

     Inventories:  Inventories consist of the following:

                                  MARCH 31,                 DECEMBER 31,
                                   1996                 1995            1994
                              --------------------------------------------------
     Finished goods           $   8,657,092         $ 5,487,990      $ 2,947,058
     Work in process              4,746,188           1,495,147        1,662,524
     Raw materials                  359,046           5,798,486        3,920,527
     LIFO reserve                (3,371,594)         (3,371,594)      (3,120,085)
                              -------------         -----------      -----------
                              $  10,390,732         $ 9,410,029      $ 5,410,024
                              -------------         -----------      -----------

                                                                      Item 7(a)

                          LUMEX DIVISION OF LUMEX, INC.

                          NOTES TO FINANCIAL STATEMENTS
  (INFORMATION PERTAINING TO THE FINANCIAL STATEMENTS AT MARCH 31, 1996 AND FOR
                       THE PERIOD THEN ENDED IS UNAUDITED)
--------------------------------------------------------------------------------



     Accrued Liabilities:  Accrued liabilities consist of the following:

                                                                 MARCH 31,                  DECEMBER 31,
                                                                   1996                 1995            1994
                                                              --------------------------------------------------
     Salaries, bonuses and commissions                        $     222,359         $   392,321      $   427,250
     Accrued vacation                                               500,669             443,568          419,651
     Retirement contributions                                       282,526             282,529          212,550
     Self insurance obligations                                   1,026,600           1,026,600        1,256,213
     Payable under Airbed Assets Purchase
          Agreement                                                 522,551           1,212,551                -
     Environmental remediation                                    1,308,994           1,331,546        1,663,000
     Warranty Obligations                                           794,200             204,000                -
     Other                                                          208,277             160,688          174,593
                                                              -------------         -----------      -----------
                                                              $   4,866,176         $ 5,053,803      $ 4,153,257
                                                              -------------         -----------      -----------


5.   ENVIRONMENTAL COSTS

     In March 1994, the Office of the District Attorney Suffolk County, Long Island, New York initiated an investigation to determine whether regulated substances had been discharged from one of the Lumex Division's Bay Shore facilities in excess of permitted levels. An environmental consulting firm was engaged by the Lumex Division to conduct a more comprehensive site investigation, develop a remediation work plan and provide a remediation cost estimate. These activities were performed to determine the nature and extent of contaminants present on the site and to evaluate their potential off-site extent.

     At December 31, 1995, the Lumex Division had $1.3 million in reserves for remediation costs, including additional investigation costs which are probable of occurring. Reserves are established when it is probable that a liability has been incurred and such costs can be reasonably estimated. The Lumex Division's estimates of these costs were based upon currently enacted laws and regulations and the professional judgement of consultants and counsel. Where the available information was sufficient to estimate the amount of the liability, that estimate has been used. Where the information was only sufficient to establish a range of probable liability and no point within the range was more likely than another, the lower end of the range has been used. The Lumex Division has not assumed any such costs will be recoverable from third parties nor has the Lumex Division discounted any of its cost estimates although a portion of the remediation work plan would be performed over a period of years.

     The amounts of these liabilities are difficult to estimate due to such factors as the extent to which remedial actions may be required, laws and regulations change or the actual costs of remediation differ when the final work plan is performed. The estimate of the costs, which is not probable but for which there exists at least a reasonable possibility of occurrence, exceeds the current reserves by $2.2 million.

6.   BENEFIT PLANS

     The Lumex Division has a non-contributory defined contribution retirement plan (the "Retirement Plan") covering substantially all employees. Contributions to the Retirement Plan are based upon annual compensation for those persons employed (as defined) at December 31 and are funded annually. The Retirement Plan expense was $282,528, $259,755 and $237,116 for the years 1995, 1994 and 1993, respectively.

                                                                      Item 7(a)

                          LUMEX DIVISION OF LUMEX, INC.

                          NOTES TO FINANCIAL STATEMENTS
  (INFORMATION PERTAINING TO THE FINANCIAL STATEMENTS AT MARCH 31, 1996 AND FOR
                       THE PERIOD THEN ENDED IS UNAUDITED)
--------------------------------------------------------------------------------


7.   INTERIM FINANCIAL INFORMATION - INTANGIBLE ASSETS AND LEASE RECEIVABLES

     The accompanying unaudited interim financial information of the Lumex Division reflects all adjustments which are, in the opinion of Management, necessary for a fair presentation of the financial position and results of operations at and for the three months ended March 31, 1996. Such interim results are not necessarily indicative of the results which may be expected for the entire fiscal year. The accompanying unaudited interim financial information does not include comparative information for the three months ended March 31, 1995 because sufficient data are not available to Management to enable it to prepare the financial information for such interim period.

     In February 1995, the Lumex Division acquired certain assets of Airbed Corporation ("Airbed") ("Acquisition Agreement") including all the rights, title and interest in the technology utilized in the Akrotech bed systems distributed by the Lumex Division under existing distributor agreements. Concurrently, the Lumex Division and Airbed entered into an exclusive Manufacturing Agreement pursuant to which Airbed would continue to manufacture the air control unit of the bed systems subject to certain conditions of product quality, delivery terms and pricing. The purchase price for these assets was $2.25 million plus certain contingent payments.

     Contingent payments were payable based upon the occurrence of certain events as described in the Acquisition Agreement. At December 31, 1995, contingent payments totaling $150,000 had been paid. A dispute arose between the Lumex Division and Airbed over the remaining contingent payments which was resolved under the terms of a Settlement Agreement entered into on March 29, 1996. In accordance with the Settlement Agreement, the Lumex Division agreed to make payments totaling $1,900,000, less amounts previously loaned to Airbed of $497,449. The balance due was payable in weekly installments through April 29, 1996 totaling $1,160,000 with the balance due the earlier of three days after closing of the sale of the Lumex Division or May 3, 1996. The payments made pursuant to the Acquisition Agreement and Settlement Agreement, which were not related to purchased research and development, were included in intangible assets in the accompanying December 31, 1995 balance sheet.

     Subsequent to December 31, 1995, Management determined that the distributors through which Lumex sold the low air loss bed systems were returning large numbers of the bed systems. As a result, Management evaluated the recoverability of the intangible asset arising from the Acquisition and Settlements Agreements and, in accordance with Accounting Principles Board Opinion No. 17, wrote-off the remaining unamortized intangible asset balance of approximately $2,864,000 in the first quarter of 1996. Additionally, Management also determined that an intangible asset totaling $100,000, representing a license paid for rights to incorporate certain technology into a product line, was not feasible and was written off in the first quarter of 1996.

     Additionally, subsequent to December 31, 1995, Management identified distributors who were not going to be able to pay their lease obligations to the Lumex Division or would be able to do so only after adjustment of the terms of the lease or return of low air loss bed systems. As a result, an allowance for doubtful accounts was established in the first quarter of 1996 to reserve for net lease receivables ($3,397,382) and trade accounts receivable ($222,500) which were outstanding at December 31, 1995.

                                                                       Item 7(b)




                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                             FUQUA ENTERPRISES, INC,

                                AT MARCH 31, 1996
                                       AND
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 1996
                                   AND FOR THE
                          YEAR ENDED DECEMBER 31, 1995

                                                                      Item 7(b)


                             FUQUA ENTERPRISES, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------




                                    CONTENTS

                                                                                                       PAGE
                                                                                                        NO.
                                                                                                       ----
Description of the Transactions Reflected in the Unaudited Pro Forma Financial Information .....        16

Unaudited Pro Forma Condensed Balance Sheet at March 31, 1996...................................     17-18

Notes to Unaudited Pro Forma Condensed Balance Sheet
      at March 31, 1996.........................................................................        19

Unaudited Pro Forma Condensed Statements of Operations
      For the Year Ended December 31, 1995......................................................        20
      For the Three Months Ended March 31, 1996.................................................        21

Notes to the Unaudited Pro Forma Condensed Statements of Operations.............................        22

                                                                      Item 7(b)


                             FUQUA ENTERPRISES, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

--------------------------------------------------------------------------------

DESCRIPTION OF THE TRANSACTIONS REFLECTED IN THE PRO FORMA FINANCIAL
INFORMATION.

On April 3, 1996, Fuqua Enterprises, Inc. ("Fuqua") through its wholly-owned subsidiaries, Lumex Medical Products, Inc. and MUL Acquisition Corp. II, consummated the acquisition (the "Acquisition") of the medical products operations of Lumex, Inc. for approximately $40.7 million in cash, subject to a final purchase price adjustment as provided in the asset sale agreement. Under the terms of the asset sale agreement, if Fuqua does not agree with Cybex International, Inc. (formerly known as Lumex, Inc., the "Seller", the "Parent") on the final purchase price adjustment, the disputed items will be submitted to arbitration by an independent accounting firm. Fuqua has notified the Seller that it does not accept the Seller's calculation of the final purchase price adjustment and that Fuqua intends to resolve the dispute through arbitration. Fuqua believes that the result of arbitration will decrease the purchase price. The Acquisition has been reflected in the unaudited pro forma financial information as though there will be no adjustment to the purchase price and that the Acquisition occurred on the first day of each period presented for the Pro Forma Condensed Statements of Operations, and at March 31, 1996 for the Pro Forma Condensed Balance Sheet.

Fuqua financed the Acquisition with $7.7 million of its own cash and $33.0 million of borrowings, under Fuqua's Revolving Credit Facility provided by SunTrust Bank, Atlanta, as agent, Wachovia Bank of Georgia, N.A., First Union National Bank of Georgia and Fleet Bank of Maine.

On November 8, 1995, Fuqua Enterprises, Inc. ("Fuqua") consummated the acquisition of all of the outstanding shares of the capital stock of Basic American Medical Products, Inc. ("Basic") as contemplated in the Agreement and Plan of Merger, (the "Merger") dated as of October 6, 1995, by and among Basic, BA Acquisition Corporation, Fuqua and with respect to certain provisions thereof, Gene J. Minotto. Fuqua paid the shareholders of Basic approximately $2,500,000 in cash and issued 600,000 shares of Fuqua Common Stock to Gene J. Minotto, the controlling shareholder of Basic.

As reported on Fuqua's Current Report on Form 8-K, dated December 31, 1995, Fuqua consummated the sale of 100% of the stock of its wholly-owned subsidiary, American Southern Insurance Company ("American Southern"), to Atlantic American Corporation ("Atlantic") on December 31, 1995. The sale price was $34,000,000 and consisted of approximately $22,648,000 in cash and a note of approximately $11,352,000 due October, 1996. The note accrued interest at the prime rate; one-half of the interest was payable quarterly and the remaining interest was due in October, 1996.

The Acquisition, Merger and the sale of American Southern described above are each reflected in the unaudited pro forma financial information included herein.

The unaudited pro forma financial information should be read in conjunction with the historical financial statements of Fuqua and Lumex Division. The historical balances represent the financial position and results of operations for each company and have been prepared in accordance with generally accepted accounting principles. The unaudited pro forma financial information is based on certain assumptions and estimates which are subject to change. It does not purport to be indicative of the financial position or results of operations that might have occurred, nor are they necessarily indicative of future results.

                                                                      Item 7(b)


                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                             (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                                    ACQUISITION
                                                              HISTORICAL              OF LUMEX
                                                     --------------------------       DIVISION
                                                                         LUMEX        PRO FORMA        PRO FORMA
                                                         FUQUA         DIVISION      ADJUSTMENTS       COMBINED
                                                     -----------------------------------------------------------
ASSETS

Cash and cash equivalents                            $   16,065      $        7      $(7,700)(1)     $     6,372
                                                                                      (2,000)(1)
Investments available for sale                           22,374               -            -              22,374
Receivables, net                                         22,142          10,229            -              32,371
Note receivable from sale of subsidiary                  11,762               -            -              11,762
Inventories                                              21,555          10,614        3,371 (2)          34,183
                                                                                      (1,357)(3)
Prepaid expenses                                            779             576            -               1,355
Lease receivables                                             -           2,878            -               2,878

Deferred income taxes                                     3,789               -            -               3,789
                                                     -----------------------------------------------------------
  Total Current Assets                                   98,466          24,304       (7,686)            115,084
                                                     -----------------------------------------------------------


Property, plant and equipment, net                       20,845          12,969          927 (3)          34,741
Intangible assets, net                                    4,971           1,762        9,049 (4)          20,346
                                                                                      (1,762)(4)
                                                                                       6,326 (3)
Deferred income taxes                                     1,236               -            -               1,236
Lease receivables                                             -           3,323            -               3,323

Other assets                                                 24             235            -                 259
                                                     -----------------------------------------------------------
Total Assets of Continuing Operations                   125,542          42,593        6,854             174,989

Total Assets of Discontinued Operations                  12,047               -            -              12,047
                                                     -----------------------------------------------------------
  Total Assets                                       $  137,589      $   42,593      $ 6,854         $   187,036
                                                     ===========================================================




See Notes to Unaudited Pro Forma Condensed Balance Sheet.

                                                                      Item 7(b)


                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                             (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                                      ACQUISITION
                                                              HISTORICAL                OF LUMEX
                                                     --------------------------         DIVISION
                                                                         LUMEX          PRO FORMA       PRO FORMA
                                                         FUQUA         DIVISION        ADJUSTMENTS      COMBINED
                                                     -----------------------------------------------------------
LIABILITIES

Accounts payable and accrued expenses                $   18,539      $   11,616      $  4,831 (3)    $    34,986
Notes payable                                               250               -             -                250

Long-term liabilities due within one year                12,516               -             -             12,516
                                                     -----------------------------------------------------------
  Total Current Liabilities                              31,305          11,616         4,831             47,752

Long-term liabilities                                    22,773               -        33,000 (1)         55,773
                                                     -----------------------------------------------------------
  Total Liabilities of Continuing Operations             54,078          11,616        37,831            103,525

  Total Liabilities of Discontinued Operations              149               -             -                149
                                                     -----------------------------------------------------------
    Total Liabilities                                    54,227          11,616        37,831            103,674
                                                     -----------------------------------------------------------

STOCKHOLDERS' EQUITY
Parent Company's Equity and Advances, Net                                30,977         3,371 (2)              -
                                                                                        7,287 (4)
                                                                                      (42,700)(1)
                                                                                        1,065 (3)
Preference Stock, $1 par value:
  authorized 8,000,000 shares; none issued                    -               -             -                  -
Common Stock, $2.50 par value:
  authorized 20,000,000 shares; issued
  4,523,169                                              11,308               -             -             11,308
Additional paid-in capital                               24,841               -             -             24,841
Retained earnings                                        48,298               -             -             48,298
Unrealized gains on investments                            (238)              -             -               (238)

Treasury stock, at cost: 44,822 shares                     (847)              -             -               (847)
                                                     -----------------------------------------------------------
  Total Stockholders' Equity                             83,362          30,977       (30,977)            83,362
                                                     -----------------------------------------------------------
  Total Liabilities and Stockholders' Equity         $  137,589      $   42,593      $  6,854        $   187,036
                                                     -----------------------------------------------------------




See Notes to Unaudited Pro Forma Condensed Balance Sheet.

                                                                      Item 7(b)


              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                             (Dollars in Thousands)
-------------------------------------------------------------------------------

(1) This adjustment represents the cash portion of the purchase price. The total purchase price for the Lumex Division reflected in the pro forma condensed balance sheet includes $33,000 of debt incurred to finance the Acquisition under Fuqua's Revolving Credit Facility, $7,700 in cash paid to the Sellers, $2,000 incurred in capitalizable transaction costs and the removal of the Parent Company's Equity and Advances.

(2) This adjustment represents the removal of the LIFO reserve as inventory is assumed to be valued at fair value.

(3) This represents amounts assigned to adjust property plant and equipment to fair value; to establish valuation amounts assigned to finished goods, work in process and raw materials concurrent with the shutdown of a bed production facility consolidated into another location by Fuqua as a result of the Acquisition; to satisfy obligations that will arise in the future relative to redundant facilities, facilities to be sold, commitments relative to reduction in workforce and other amounts representing costs associated with the Acquisition; and to establish goodwill for such amounts.

(4) This adjustment represents the goodwill which results from the Acquisition.

                                                                      Item 7(b)


             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                              FOR THE YEAR ENDED
                               DECEMBER 31, 1995
                 (Dollars in Thousands, Except Per Share Data)
--------------------------------------------------------------------------------

                                                                 Historical
                                                --------------------------------------------
                                                                   Lumex
                                                  Fuqua           Division           Basic*
                                                --------------------------------------------
Revenues:
  Net sales                                     $ 117,128          $ 60,273         $ 20,964
  Investment income                                   828                                  -
                                                --------------------------------------------
  Total revenues                                  117,956            60,273           20,964
                                                --------------------------------------------
COSTS AND EXPENSES:
  Cost of sales                                    98,356            41,679           15,636
  Selling, general and administrative              10,757            19,041            3,989
  Interest expense                                    894                                146
                                                --------------------------------------------
  Total costs and expenses                        110,007            60,720           19,771
                                                --------------------------------------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAX PROVISION (BENEFIT)                           7,949              (447)           1,193
INCOME TAX PROVISION (BENEFIT)                      2,699              (178)             410
                                                --------------------------------------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                                    $   5,250          $   (269)        $    783
                                                ============================================
PER SHARE:
  Income from continuing operations             $    1.32
                                                ---------
  Common shares and equivalents                     3,963
                                                ---------

                                                            Pro Forma Adjustments
                                                ---------------------------------------------
                                                Sale of            Merger         Acquisition
                                                American            with           of Lumex            Pro Forma
                                                Southern            Basic          Division            Combined
                                                ----------------------------------------------------------------
Revenues:
  Net sales                                     $                $               $                    $ 198,365
  Investment income                               663(1)                            (495)(6)                996
                                                ----------------------------------------------------------------
  Total revenues                                  663                               (495)               199,361
                                                ----------------------------------------------------------------
COSTS AND EXPENSES:
  Cost of sales                                                                                         155,671
  Selling, general and administrative                               268 (3)         (340)(7)             33,715
  Interest expense                                                  122 (4)        2,013 (8)              3,175
                                                ----------------------------------------------------------------
  Total costs and expenses                                          390            1,673                192,561
                                                ----------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAX PROVISION (BENEFIT)                         663              (390)          (2,168)                 6,800
INCOME TAX PROVISION (BENEFIT)                    265(2)            (48)(5)         (867)(9)              2,281
                                                ----------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                                    $ 398            $ (342)         $(1,301)             $   4,519
                                                ================================================================
PER SHARE:
  Income from continuing operations                                                                   $    1.14
                                                                                                      ----------
  Common shares and equivalents                                                                           3,963
                                                                                                      ----------



* Represents the historical results for the ten months ended October 31, 1995 prior to the Merger.





See Notes to Unaudited Pro Forma Condensed Statements of Operations.

                                                                      Item 7(b)



              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                  (Dollars in Thousands, Except Per Share Data)
--------------------------------------------------------------------------------

                                                                                      ACQUISITION
                                                              HISTORICAL                OF LUMEX
                                                     --------------------------         DIVISION
                                                                         LUMEX          PRO FORMA      PRO FORMA
                                                         FUQUA         DIVISION        ADJUSTMENTS      COMBINED
                                                     -----------------------------------------------------------
REVENUES:

  Net sales                                          $   30,500      $   13,570      $               $    44,070
  Investment income                                         670               -         (124)(6)             546
                                                     -----------------------------------------------------------
  Total revenues                                         31,170          13,570         (124)             44,616
                                                     -----------------------------------------------------------
COSTS AND EXPENSES:
  Cost of sales                                          25,062          11,207                           36,269
  Selling, general and administrative                     3,148           9,987         (173)(7)          12,962
  Interest expense                                          333               -          503 (8)             836
                                                     -----------------------------------------------------------
  Total costs and expenses                               28,543          21,194          330              50,067
                                                     -----------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAX PROVISION (BENEFIT)                   2,627          (7,624)        (454)             (5,451)
INCOME TAX PROVISION (BENEFIT)                            1,027          (3,049)        (181)(9)          (2,203)
                                                     -----------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS             $    1,600      $   (4,575)     $  (273)        $    (3,248)
                                                     ===========================================================
PER SHARE:
  Income (loss) from continuing operations           $      .36                                      $      (.73)
                                                     ----------                                      -----------
  Common shares and equivalents                           4,500                                            4,477
                                                     ----------                                      -----------





See Notes to Unaudited Pro Forma Condensed Statements of Income.

                                                                      Item 7(b)


         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                       AND
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                             (Dollars in Thousands)
--------------------------------------------------------------------------------

(1) This adjustment represents interest earned on the portion of the proceeds from the sale of American Southern represented by a receivable note which accrues interest at prime.

(2) This adjustment represents the income taxes which would result from the additional interest income earned on the note receivable portion of the proceeds from the sale of American Southern.

(3) This adjustment represents additional depreciation and amortization arising from the write-up of goodwill and property, plant and equipment to fair value, both of which are principally being amortized over 30 years.

(4) This adjustment represents interest expense arising from Fuqua's borrowing the $2,500 cash portion of the Merger's consideration.

(5) This adjustment represents the income tax reduction which would result from the additional interest on borrowings to finance the cash portion of the Merger's consideration.

(6) This adjustment represents the reduction in interest income arising from the use by Fuqua of its invested cash to consummate the cash portion of the purchase price of the Acquisition.

(7) This adjustment represents the reduction in amortization arising from goodwill which is being amortized over 30 years. Such reduction arises as a result of ascribing no value to certain intangibles that were amortized over shorter periods in the financial statements for Lumex Division.

                                                     Three Months Ended                   Year Ended
                                                       March 31, 1996                  December 31, 1995
                                                       --------------                  -----------------
      Historical amortization                              $ 301                            $ 853
      Pro Forma amortization                                 128                              513
                                                           -----                            -----
                                                           $ 173                            $ 340
                                                           -----                            -----

(8) This adjustment represents the interest expense arising from the portion of the purchase price of the Acquisition which was borrowed under Fuqua's Revolving Credit Facility.

(9) This adjustment represents the income tax reduction arising from the additional interest on borrowings to consummate the Acquisition and amortization expense on the goodwill.

                                    SIGNATURE



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                        FUQUA ENTERPRISES, INC.
                        (Registrant)




                        /s/ Brady W. Mullinax, Jr.
                        ------------------------------------------------
                        Brady W. Mullinax, Jr., Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer and Executive Officer duly authorized to sign on behalf of the Registrant)






Date: March 20, 1997